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                        LIBERTY FINANCIAL COMPANIES, INC.

                           SUBSIDIARIES OF THE COMPANY

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                                                                               Jurisdiction of
                                                              Immediate        Incorporation or
Subsidiary                                                      Parent         Organization
----------                                                      ------         ------------
AlphaTrade, Inc.                                               CMA              Massachusetts
Colonial Advisory Services, Inc.                               LFG              Massachusetts
Colonial Management Associates, Inc. ("CMA")                   LFG              Massachusetts
Copley Venture Capital, Inc.                                   LFS              Massachusetts
Crabbe Huson Group, Inc.                                       The Company      Massachusetts
Financial Centre Insurance Agency, Inc.                        LIS              Massachusetts
IFS Agencies, Inc.                                             IFMG             New York
IFS Agencies of Alabama, Inc.                                  IFMG             Alabama
IFS Agencies of New Mexico, Inc.                               IFMG             New Mexico
Independence Life & Annuity Company                            Keyport          Rhode Island
Independent Holdings, Inc. ("IHI")                             The Company      Massachusetts
Independent Financial Marketing Group, Inc. ("IFMG")           IHI              Delaware
Keyport Benefit Life Insurance Company                         Keyport          New York
Keyport Financial Services Corp.                               LASC dfcx        Massachusetts
Keyport Life Insurance Company ("Keyport")                     SSI              Rhode Island
Liberty Advisory Services Corp.                                Keyport          Massachusetts
Liberty Asset Management Company                               LFS              Delaware
Liberty Financial Asset Management, Ltd.                       NPMI             Japan
Liberty Financial Services, Inc. ("LFS")                       The Company      Massachusetts
Liberty Funds Distributor, Inc.                                CMA              Massachusetts
Liberty Funds Group LLC ("LFG")                                LFS              Delaware
Liberty Funds Services, Inc.                                   LFG              Massachusetts
Liberty Investment Services, Inc.                              LFS              Massachusetts
Liberty Newport Holdings, Limited ("LNHL")                     The Company      Delaware



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
                                                                                Jurisdiction of
                                                                Immediate       Incorporation or
SUBSIDIARY                                                         PARENT       ORGANIZATION
----------                                                         ------       ------------
Liberty New World China
     Enterprises Investments L.P. ("LNWC")                     NPEA             California
Liberty Securities Corporation                                 LIS              Delaware
LREG, Inc.                                                     The Company      Delaware
LSC Insurance Agency of Arizona, Inc.                          LIS              Arizona
LSC Insurance Agency of Nevada, Inc.                           LIS              Nevada
Newport Fund Management, Inc.                                  NPMI (75.1%)     Virginia
                                                               LFC (24.9%)

Newport Pacific Management, Inc. ("NPMI")                      LNHL             California
Newport Private Equity Asia, Inc. ("NPEA")                     NPMI             California
New World Liberty China Ventures Fund, Ltd.                    LNWC (50%)       British V.I.
Progress Investment Management Company                         The Company      California
SteinRoe Futures, Inc.                                         Stein Roe        Illinois
Stein Roe Management Associates, LLC                           Stein Roe        Delaware
SteinRoe Services, Inc. ("SSI")                                The Company      Massachusetts
Stein Roe & Farnham Incorporated ("Stein Roe")                 SSI              Delaware

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